Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Agritech Worldwide, Inc. (formerly Z Trim Holdings, Inc.) (the “Company”) on Form 10-K/A for the period ended December 31, 2016, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Edward B. Smith III, interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward B. Smith III
Edward B. Smith III
Interim Chief Financial Officer
(Principal Financial Officer)

April 17, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Agritech Worldwide, Inc. (formerly Z Trim Holdings, Inc.) and will be retained by Agritech Worldwide, Inc. (formerly Z Trim Holdings, Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.